Exhibit 1.2

chinadotcom corporation
Consolidated Statement of Operations
(Amounts in thousands of U.S. dollars, except per share data)

	Quarter Ended	Quarter Ended
	March 31, 2004	June 30, 2004
	(unaudited)	(unaudited)
Revenues
Software and consulting services	26,887	34,717
Mobile services and applications	6,467	7,580
Advertising and marketing activities	2,384	2,791
Other income	121	60

	35,859	45,148

Cost of revenues
Software and consulting services	(14,874)	(16,185)
Mobile services and applications	(1,053)	(1,651)
Advertising and marketing activities	(981)	(1,119)
Other income	(70)	(54)

	(16,978)	(19,009)

Gross profit	18,881	26,139
Gross Margin %	53%	58%

Selling, general and administrative expenses	(13,690)	(21,092)
Research and development expenses	(674)	(4,549)
Depreciation and amortization expenses	(2,315)	(2,866)

	(16,679)	(28,507)

Operating income/(loss)	2,202	(2,368)

Interest income	2,797	2,404
Interest expense	(392)	(492)
Gain on disposal of available-for-sale securities	299	47
Impairment of available-for-sale securities	—	(373)
Gain/(loss) on disposal of subsidiaries and investments	53	(29)
Share of income in equity investees	6	—

Income/(loss) before income taxes	4,965	(811)

Income taxes benefits/(expenses)	(19)	752

Income/(loss) before minority interests	4,946	(59)

Minority interests in income of consolidated subsidiaries	(665)	(583)

Income/(loss) from continuing operations	4,281	(642)

Discontinued operations
Income from disposal	53	—

Net income/(loss)	4,334	(642)

Basic earnings/(losses) per share	0.0422	(0.0062)

Diluted earnings/(losses) per share	0.0406	(0.0062)

Weighted average number of shares	102,611,756	104,252,061
Diluted number of shares	106,788,279	104,252,061

chinadotcom corporation
Consolidated Statement of Operations
(Amounts in thousands of U.S. dollars, except per share data)

	Quarter Ended	Quarter Ended
	June 30, 2003	June 30, 2004
	(unaudited)	(unaudited)
Revenues
Software and consulting services	11,327	34,717
Mobile services and applications	5,056	7,580
Advertising and marketing activities	1,565	2,791
Other income	540	60

	18,488	45,148

Cost of revenues
Software and consulting services	(7,899)	(16,185)
Mobile services and applications	(692)	(1,651)
Advertising and marketing activities	(707)	(1,119)
Other income	(172)	(54)

	(9,470)	(19,009)

Gross profit	9,018	26,139
Gross Margin %	49%	58%

Selling, general and administrative expenses	(6,610)	(21,092)
Research and development expenses	—	(4,549)
Depreciation and amortization expenses	(1,545)	(2,866)

	(8,155)	(28,507)

Operating income/(loss)	863	(2,368)

Interest income	3,364	2,404
Interest expense	(273)	(492)
Gain on disposal of available-for-sale securities	1,343	47
Impairment of available-for-sale securities	—	(373)
Gain/(loss) on disposal of subsidiaries and investments	(182)	(29)
Other non-operating losses	(632)	—
Share of income in equity investees	11	—

Income/(loss) before income taxes	4,494	(811)

Income taxes benefits/(expenses)	(604)	752

Income/(loss) before minority interests	3,890	(59)

Minority interests in income of consolidated subsidiaries	(136)	(583)

Income/(loss) from continuing operations	3,754	(642)

Discontinued operations
Loss from operations	(1,976)	—
Income from disposals	2,300	—

Net income/(loss)	4,078	(642)

Basic earnings/(losses) per share	0.0409	(0.0062)

Diluted earnings/(losses) per share	0.0409	(0.0062)

Weighted average number of shares	99,813,334	104,252,061
Diluted number of shares	99,813,334	104,252,061

chinadotcom corporation
Consolidated Balance Sheets
(Amounts in thousands of U.S. dollars)

	March 31, 2004	June 30, 2004
	(unaudited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	125,510	93,023
Restricted cash	5,931	5,555
Accounts receivable	25,837	28,582
Deposits, prepayments and other receivables	13,355	12,631
Loan receivables	1,200	1,200
Available-for-sale debt securities	118,119	156,974
Restricted debt securities	92,656	30,620
Deferred tax assets	240	240

Total current assets	382,848	328,825

Loan receivables	25,000	25,000
Property and equipment, net	8,789	9,384
Goodwill	121,838	127,323
Intangible assets	67,730	64,508
Investment in equity investees	439	330
Investments under cost method	609	256
Available-for-sale debt securities	9,700	9,700
Restricted debt securities	11,908	11,880
Available-for-sale equity securities	690	464
Deferred tax assets	305	1,136
Other assets	4,469	4,865

Total assets	634,325	583,671

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	7,835	13,020
Other payables	3,897	4,121
Accrued liabilities	41,819	36,254
Short-term bank loans	77,180	26,152
Long-term bank loans, current portion	171	171
Deferred revenue	20,717	20,004
Income tax payable	1,011	873

Total current liabilities	152,630	100,595

Deferred tax liabilities	1,206	1,082
Long term debts, net of current portion	11,574	11,446
Accrued pension liability	2,005	1,748
Minority interests	46,648	46,829

Shareholders’ equity:
Share capital	26	26
Additional paid-in capital	639,108	644,120
Treasury stock	(4,067)	(4,067)
Accumulated deficits	(214,559)	(215,201)
Accumulated other comprehensive income/(loss)	(246)	(2,907)

Total shareholders’ equity	420,262	421,971

Total liabilities and shareholders’ equity	634,325	583,671

Number of outstanding shares	103,982,109	104,696,654